Exhibit 10.3

HARSCO CORPORATION
STOCK APPRECIATION RIGHTS AGREEMENT
(FORM)
This STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”) is made as of _________, ___, 20__, by and between Harsco Corporation, a Delaware corporation and _________________ (the “Grantee”).

1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2013 Equity and Incentive Compensation Plan (the “Plan”). In addition, for purposes of this Agreement, “Base Price” means $__________, which was the Market Value per Share of the Common Stock on _________, ___, 20__ (the “Date of Grant”).
2.    Grant of SARs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, pursuant to authorization under a resolution of the Committee that was duly adopted on _________, ___, 20__, the Company has granted to the Grantee as of the Date of Grant, __________ Free-Standing Appreciation Rights (“SARs”). The SARs represent the right of the Grantee to receive shares of Common Stock in an amount equal to 100% of the Spread on the date on which the SARs are exercised.
3.    Vesting of SARs.
(a)    Subject to the terms and conditions of this Agreement and the Plan, the SARs covered by this Agreement shall become exercisable as described in this Section. One-fifth of the SARs shall become exercisable on the first anniversary of the Date of Grant if the Grantee remains in the continuous employ of the Company or one of its Subsidiaries from the Date of Grant through such first anniversary. An additional one-fifth of the SARs shall become exercisable on each subsequent anniversary of the Date of Grant, through the fifth anniversary of the Date of Grant, when 100% of the SARs shall have become exercisable, if the Grantee remains in the continuous employ of the Company or one of its Subsidiaries from the Date of Grant through each such anniversary. For purposes of this Agreement, “continuous employ” means the absence of any interruption or termination of the Grantee’s employment with the Company or with a Subsidiary of the Company. Continuous employment shall not be considered interrupted or terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company and its Subsidiaries.
(b)    Notwithstanding Section 3(a) above, the SARs granted hereby shall become immediately exercisable in full if at any time during the continuous employment of the Grantee with the Company or a Subsidiary of the Company and prior to the termination of the SARs any of the following events occur:

(i)	the Grantee’s death or becoming Disabled while the Grantee is continuously employed by the Company or any of its Subsidiaries; or

(ii)	the Grantee’s retirement at age 62 or older while continuously employed by the Company or any of its Subsidiaries.
(c)    For purposes of this Section 3, the Grantee shall be considered “Disabled” if the Grantee is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.
(d)    (i)     Notwithstanding Section 3(a) above, if at any time before the fifth anniversary of the Date of Grant or the termination of the SARs, and while the Grantee is continuously employed by the Company or a Subsidiary, a Change in Control occurs, then the SARs will become fully exercisable, except to the extent that a Replacement Award is provided to the Grantee in accordance with Section 3(d)(ii) to continue, replace or assume the SARs covered by this Agreement (the “Replaced Award”).
(i)    For purposes of this Agreement, a “Replacement Award” means an award (A) of the same type (e.g., time-based stock appreciation rights) as the Replaced Award, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control or is payable solely in cash, (D) if the Grantee holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Grantee under the Code are not less favorable to such Grantee than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Grantee holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 3(d)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(ii)    If, upon receiving a Replacement Award, the Grantee’s employment with the Company or a Subsidiary (or any of their successors) (as applicable, the “Successor”) is subsequently terminated by the Grantee for Good Reason or by the Successor without Cause within a period of two years after the Change in Control, 100% of the Replacement Award will become exercisable with respect to the time-based stock appreciation rights covered by such Replacement Award.
(iii)    A termination by the Grantee for “Good Reason” means Grantee’s termination of his or her employment with the Successor as a result of the occurrence of any of the following: (A) a change in the Grantee’s principal location of employment that is greater than 50 miles from such location as of the date of this Agreement without the Grantee’s consent; provided, however, that the Grantee hereby acknowledges that the Grantee may be required to engage in travel in connection with the performance of the Grantee’s duties and that such travel shall not constitute a change in the Grantee’s principal location of employment for purposes hereof; (B) a material diminution in the Grantee’s base compensation; (C) a change in the Grantee’s position with the Successor without the Grantee’s consent such that there is a material diminution in the Grantee’s authority, duties or responsibilities; or (D) any other action or inaction that constitutes a material breach by the Successor of the agreement, if any, under which the Grantee provides services to the Successor or its subsidiaries. Notwithstanding the foregoing, the Grantee’s termination of the Grantee’s employment with the Successor as a result of the occurrence of any of the foregoing shall not constitute a termination for “Good Reason” unless (X) the Grantee gives the Successor written notice of such occurrence within 90 days of such occurrence and such occurrence is not cured by the Successor within 30 days of the date on which such written notice is received by the Successor and (Y) the Grantee actually terminates his or her employment with the Successor prior to the 365th day following such occurrence.
(iv)    A termination by the Successor without “Cause” means the Successor’s termination of the Grantee’s employment with the Successor under circumstances that do not involve or relate to the occurrence of any of the following: (A) an act or acts of personal dishonesty taken by the Grantee and intended to result in substantial personal enrichment of the Grantee at the expense of the Company; (B) repeated failure by the Grantee to devote reasonable attention and time during normal business hours to the business and affairs of the Company or to use the Grantee’s reasonable best efforts to perform faithfully and efficiently the responsibilities assigned to the Grantee (provided that such failure is demonstrated to be willful and deliberate on the Grantee’s part and is not remedied in a reasonable period of time after receipt of written notice from the Company); or (C) the conviction of the Grantee of a felony.

4.    Exercise of SARs.
(a)    To the extent exercisable as provided in Section 3 of this Agreement, the SARs may be exercised in whole or in part by delivery to the Company of a notice in form and substance satisfactory to the Company specifying the number of SARs to be exercised and the date of exercise.
(b)    Upon exercise, the Company will issue to the Grantee, with respect to the number of SARs that are exercised, the number of shares of Common Stock that equals the Market Value per Share of Common Stock on the date of exercise divided into the Spread, rounded down to the nearest whole share.
5.    Termination of SARs. Both exercisable and nonexercisable SARs shall terminate, as provided below, upon the earliest to occur of the following:
(a)    90 days after the Grantee ceases to be an employee of the Company or a Subsidiary, unless the Grantee ceases to be such employee in a manner described in clause (b), (c), (d) or (e) of this Section;
(b)    One year after the Grantee’s becoming Disabled, if the Grantee becomes Disabled while continuously employed by the Company or a Subsidiary;
(c)    One year after the death of the Grantee, if the Grantee dies while continuously employed by the Company or a Subsidiary or within the period specified in clause (b) above or clause (d) below if applicable to the Grantee;
(d)    One year after the Grantee retires from continuous employment with the Company or a Subsidiary if the Grantee is at the time of such retirement at least age 62;
(e)    One year after the Grantee ceases to be an employee of the Successor under the conditions specified in Section 3(d)(iii) of this Agreement; and
(f)    Ten years from the Date of Grant.

6.    Transferability. Subject to Section 15 of the Plan, no SAR or any interest therein shall be transferable prior to exercise pursuant to Section 4 hereof other than by will or pursuant to the laws of descent and distribution and may be exercised during the Grantee’s lifetime only by the Grantee or, in the event of the Grantee’s legal incapacity to do so, by the Grantee’s guardian or legal representative acting on behalf of the Grantee in a fiduciary capacity under state law or court supervision.
7.    Compliance with Law. The SARs shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with any applicable federal and state securities laws.
8.    Adjustments. The SARs shall be subject to adjustment in accordance with Section 11 of the Plan.
9.    Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the exercise of the SARs, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to such exercise that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Common Stock to be delivered to the Grantee or by delivering to the Company other shares of Common Stock held by the Grantee. If such election is made, the shares so retained shall be credited against such withholding requirement at the Market Value per Share of such Common Stock on the date of such exercise. In no event shall the Market Value per Share of the Common Stock to be withheld and/or delivered pursuant to this Section 9 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld.
10.    No Employment Rights. The grant of the SARs under this Agreement to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the SARs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Grantee at any time.
11.    Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit‑sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
12.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that

(a) no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s written consent, and (b) the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.
13.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
14.    Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement. In addition, the SARs shall be subject to the terms and conditions of the Company’s clawback policy in effect on the Date of Grant as if such SARs were “Incentive-Based Compensation” (as such term is defined in such clawback policy).
15.    Successors and Assigns. Without limiting Section 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
16.    Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
17.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.
[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has executed this Agreement, effective as of the day and year first above written.

HARSCO CORPORATION

By: ______________________
Name:
Title:

The undersigned hereby acknowledges receipt of an executed version of this Agreement and accepts the award of SARs granted hereunder on the terms and conditions set forth herein and in the Plan.
GRANTEE

By: ______________________
Name: